Exhibit 99.1

Moleculin Announces FDA Approves 3 Rare Pediatric Disease Designations for WP1066

Priority Review Vouchers subject to approved NDA

HOUSTON, December 1, 2020 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (Moleculin or the Company), a clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting highly resistant tumors and viruses, today announced that the US Food and Drug Administration (FDA) has approved its request for a “Rare Pediatric Disease” designation for its drug candidate WP1066. The designation entitles Moleculin to receive a transferrable Priority Review Voucher (PRV) upon New Drug Approval (NDA) for each of three indications, including diffuse intrinsic pontine glioma (DIPG), medulloblastoma and atypical teratoid rhabdoid tumor.

"The early activity we are seeing in WP1066 is both unexpected and encouraging,” commented Walter Klemp, Chairman and CEO of Moleculin. “The approval of these three Rare Pediatric Disease designations is a reminder of just how important our efforts are to potentially help children with brain tumors.”

Mr. Klemp concluded: “It is also important for investors to understand the implications of the PRVs or Priority Review Vouchers. These vouchers are issued upon drug approval of the rare disease indication from the FDA and, once issued, can be transferred to other drug developers. These PRVs have historically had tremendous value and have been recently sold for up to $100 million or more. For Moleculin to have the potential for three of them is noteworthy indeed.”

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company focused on the development of a broad portfolio of oncology drug candidates for the treatment of highly resistant tumors and viruses. The Company's clinical stage drugs are: Annamycin, a Next Generation Anthracycline, designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML, WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic cancer and hematologic malignancies, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in preclinical development of additional drug candidates, including other Immune/Transcription Modulators, as well as WP1122 and related compounds capable of Metabolism/Glycosylation Inhibition.

For more information about the Company, please visit http://www.moleculin.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability of WP1066 to be approved for any indications, which is required to obtain the Priority Review Vouchers and the ability of the Company to successfully market its Priority Review Vouchers. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC.  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

James Salierno / Carol Ruth

The Ruth Group

973-255-8361 / 917-859-0214

jsalierno@theruthgroup.com

cruth@theruthgroup.com